UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):            April 10, 2015

AMREP CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

300 Alexander Park, Suite 204, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 716-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2015, Kable Staffing Resources LLC (“Seller”), an indirect wholly-owned subsidiary of AMREP Corporation (“AMREP”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with TSJ Staffing, LLC (“Buyer”). The closing of the transactions contemplated by the Asset Purchase Agreement occurred on April 10, 2015 (the “Closing Date”).

Asset Purchase Agreement. Pursuant to the Asset Purchase Agreement, Buyer (1) acquired from Seller all of Seller’s assets, other than cash, accounts receivables and certain other assets of Seller as of the Closing Date, and (2) assumed all of Seller’s obligations and liabilities relating to or arising out of Seller’s office lease and Seller’s post-closing obligations and liabilities with respect to the purchased assets. The Asset Purchase Agreement provided standard representations, warranties, covenants and indemnities.

Buyer paid Seller $250,000, all of which was paid in cash on the Closing Date. In connection with the transaction, Seller retained its cash, accounts receivables, accounts payable and accrued expenses as of the Closing Date. As of February 28, 2015, Seller had approximately $940,000 of cash, $1,213,000 of accounts receivable and $421,000 of accounts payable and accrued expenses.

As a result of the transaction, AMREP expects to recognize a pre-tax gain on its financial statements in the fourth quarter of fiscal year 2015, which it estimates will be approximately $250,000 less any transaction expenses.

PNC Credit Facility. In addition, on April 10, 2015, Seller, Palm Coast Data Holdco, Inc., Palm Coast Data LLC and FulCircle Media, LLC, each an indirect subsidiary of AMREP, entered into the sixth amendment (the “Sixth Amendment”) to the Revolving Credit and Security Agreement, dated as of May 13, 2010 (the “PNC Credit Facility”), with PNC Bank, National Association (“PNC”), as agent and lender. The Sixth Amendment provided PNC’s consent to the Asset Purchase Agreement (and the related agreements and transactions), removed Seller as a borrower under the PNC Credit Facility, released the collateral of Seller that was pledged as security for the obligations under the PNC Credit Facility, reduced the maximum loan amount available under the PNC Credit Facility from $7.5 million to $5.0 million and extended the expiration date of the PNC Credit Facility from May 12, 2015 to August 12, 2015. No other material terms of the PNC Credit Facility changed in connection with the Sixth Amendment.

The foregoing description of the Asset Purchase Agreement and Sixth Amendment are summaries only and are qualified in all respects by the provisions of such documents, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K regarding the Sixth Amendment to the PNC Credit Facility is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Asset Purchase Agreement, dated as of April 10, 2015, between TSJ Staffing, LLC and Kable Staffing Resources LLC.

10.2	Sixth Amendment, dated as of April 10, 2015, to the Revolving Credit and Security Agreement, dated as of May 13, 2010, among Kable Staffing Resources LLC, Palm Coast Data Holdco, Inc., Palm Coast Data LLC and FulCircle Media, LLC and PNC Bank, National Association, as agent and lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation

Date: April 10, 2015	By:	/s/ Christopher V. Vitale
Name: Christopher V. Vitale
Title: Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Asset Purchase Agreement, dated as of April 10, 2015, between TSJ Staffing, LLC and Kable Staffing Resources LLC.

10.2	Sixth Amendment, dated as of April 10, 2015, to the Revolving Credit and Security Agreement, dated as of May 13, 2010, among Kable Staffing Resources LLC, Palm Coast Data Holdco, Inc., Palm Coast Data LLC and FulCircle Media, LLC and PNC Bank, National Association, as agent and lender.